UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024

NEXIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40045	45-2518457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9119 Gaither Road
Gaithersburg, Maryland	20877
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (301) 825-9810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NEXI	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on August 9, 2024, the stockholders of NexImmune, Inc. (the “Company”) approved the liquidation and dissolution of the Company and the Company’s Plan of Liquidation and Dissolution (the “Plan of Dissolution”).

Resignation of Directors

In connection with the Plan of Dissolution, on August 21, 2024, Sol J. Barer, Kristi Jones, Alan S. Roemer, Tim Bertram, Paul D’Angio, Grant Verstandig, Zhengbin (Bing) Yao and Leena Gandhi, each notified the Company of their respective resignations as members of the Company’s Board of Directors (the “Board”), effective as of August 27, 2024. The resignations of Sol J. Barer, Kristi Jones, Alan S. Roemer, Tim Bertram, Paul D’Angio, Grant Verstandig, Zhengbin (Bing) Yao and Leena Gandhi from the Board were not due to any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

Departure of Executive Officers

In connection with the Plan of Dissolution, on August 21, 2024, each member of the executive team at the Company notified the Company of their respective resignations as officers and, as applicable, employees of the Company, effective as of August 27, 2024. The resignations of Kristi Jones, the Company’s Chief Executive Officer, Mathias Oelke, the Company’s Chief Scientific Officer, and Albert N. Marchio II, the Company’s Interim Chief Financial Officer and its principal financial and accounting officer from the Company were not due to any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

Election of Director and Officer

In connection with the Plan of Dissolution, on August 21, 2024, the Board also appointed Craig Jalbert, age 63, as the Company’s President, Treasurer and Corporate Secretary and as the Company’s principal executive officer, principal financial officer and principal accounting officer, effective as of August 27, 2024, and as the sole member of the Board, effective as of August 27, 2024, to serve until the next election of directors and thereafter until his successor has been elected and qualified or until his earlier death, resignation or removal. Mr. Jalbert has not been appointed to any committee of the Board and as of the date hereof is not expected to be appointed to any committee of the Board.

Mr. Jalbert has served as a principal of the Foxborough, Massachusetts accounting firm of Verdolino & Lowey, P.C. since 1987. For over 30 years he has focused his practice on distressed businesses and has served, and continues to serve, in the capacities of officer and director for numerous firms in their wind-down phases. In connection with his appointment, Mr. Jalbert will be compensated in the amount of $50,000 per year for a period of three years. There is no arrangement or understanding pursuant to which Mr. Jalbert was appointed to the Board. There are no family relationships between Mr. Jalbert and any director or executive officer of the Company, and Mr. Jalbert has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

On August 21, 2024, the Board approved the filing of a certificate of dissolution with the Secretary of State of the State of Delaware to effect the dissolution of the Company, with such filing expected to occur upon the completion of the Company’s wind-down.

Cautionary Information Regarding Trading in the Company’s Securities

The Company cautions that trading in the Company’s securities is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXIMMUNE, INC.

By:	/s/ Craig Jalbert
Craig Jalbert
President

Date: August 27, 2024